UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 28, 2007
DUSA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-19777	22-3103129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
25 Upton Drive
Wilmington, Massachusetts 01887
(Address of principal executive offices, including ZIP code)
(978) 657-7500
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On October 28, 2007, DUSA Pharmaceuticals, Inc. (“DUSA”) entered into a Settlement and Mutual Release Agreement (the “Settlement Agreement”) to dismiss the lawsuit brought by DUSA against River’s Edge Pharmaceuticals, LLC (“River’s Edge”) asserting a number of claims arising out of River’s Edge’s alleged infringement of U.S. Patent No. 6,979,468 under which DUSA has marketed, distributed and sold Nicomide®. Under the terms of the Agreement, River’s Edge unconditionally acknowledges the validity and enforceability of the Nicomide patent. River’s Edge has agreed to make a lump-sum settlement payment to DUSA in the amount of $425,000 for damages and pay to DUSA a per unit amount for every bottle of NIC 750 above a certain number of units that is substituted for Nicomide after September 30, 2007. River’s Edge shall be responsible for all returns of NIC 750 from the distribution chain and/or order its destruction and will immediately cease the manufacture, distribution and sale of NIC 750. River’s Edge is obligated to destroy and provide to DUSA written confirmation of the destruction of all inventory of NIC 750 that is in its own warehouses or is otherwise within River’s Edge’s possession or control. River’s Edge is also obligated to immediately notify drug databases that NIC 750 is no longer available. In connection with legal processes, River’s Edge is obligated to withdraw and cease participating in the re-examination of DUSA’s Nicomide patent by the United States Patent and Trademark Office and will consent to the return to DUSA of the $750,000 bond that is currently being held by the U.S. District Court, District of New Jersey with all accrued interest.
     As part of the settlement, DUSA and River’s Edge have also entered into a license agreement, dated October 28, 2007 (the “License Agreement”) whereby DUSA granted a perpetual exclusive license to River’s Edge to manufacture and sell four of products from the AVAR® line, including AVAR cleanser, AVAR gel, AVAR E-emollient cream and AVAR E-green which are non-strategic products for DUSA in exchange for a royalty on net sales of these products, including a guaranteed minimum annual royalty, for three years. DUSA has agreed to ship and transfer its on-hand inventory of the licensed products to River’s Edge at no cost to River’s Edge.
     DUSA acquired the AVAR products from Sirius Laboratories, Inc., the Illinois corporation, as a result of the merger which closed on March 10, 2006. In connection with the Settlement Agreement, DUSA requested and received a waiver to certain obligations to promote the AVAR products being licensed to River’s Edge from the Sirius shareholder representatives acting on behalf of all of the former shareholders of Sirius Laboratories, Inc.
     As consideration for the waiver, DUSA and the Sirius shareholder representatives agreed to amend the Merger Agreement to extend the Milestone Termination Date in Section 1.76 by eight (8) additional months and agreed that for the balance of the 50 month period prior to the Milestone Termination Date (as amended), DUSA will credit the cumulative net sales amounts stated in Section 2.2(c)(ii) of the Merger Agreement with a monthly amount equal to the average of the last 12-months Net Sales of the 4 AVAR products being licensed to River’ Edge.
     Except for historical information, this report, including the exhibit, contains certain forward-looking statements that involve known and unknown risk and uncertainties, which may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the statements made. These forward-looking statements relate to the cessation of commercialization of NIC 750, notification of the databases, intention to demonstrate defense of intellectual property, withdrawal from the USPTO re-exam, consent to return of the bond, deployment of sales strategies, and transfer of inventory. Furthermore, the factors that may cause differing results include the reliance on third parties, maintenance of DUSA’s patent portfolio, the uncertainties of the litigation process and other risks identified in DUSA’s SEC filings from time to time.
Item 9.01 — Financial Statement and Exhibits.

Item No.	Description
99.1	Press Release, dated October 29, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUSA PHARMACEUTICALS, INC.
Dated: October 29, 2007	By:	/s/Robert F. Doman
Robert F. Doman, President and Chief Executive Officer

EXHIBIT INDEX

Item No.	Description
99.1	Press Release, dated October 29, 2007